Report of Independent Accountants

To the Board of Trustees and Shareholders of Lord Asset Management Trust

In our opinion, the accompanying statements of assets and liabilities, including the investment portfolios, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Thomas White American Enterprise Fund, the Thomas White American Opportunities Fund and the Thomas White International Fund (constituting the Lord Asset Management Trust, hereafter referred to as the "Trust") at October 31, 2000, the results of each of their operations for the year then ended, and the changes in each of their net assets and financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2000 by correspondence with the custodians, provide a reasonable basis for the opinion expressed above. The financial highlights for the periods ending on and prior to October 31, 1998 were audited by other independent accountants whose report dated November 18, 1998 expressed an unqualified opinion on those financial highlights.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
November 24, 2000